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                                                     REGISTRATION  NO. 333-38247
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------
                             KEY ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

            MARYLAND                                     04-2648081
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification Number)

                       TWO TOWER CENTER, TWENTIETH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                                 (732) 247-4822

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             KEY ENERGY GROUP, INC.
                             1995 STOCK OPTION PLAN
                       OUTSIDE DIRECTORS STOCK OPTION PLAN
                              (Full Title of Plans)

                                 FRANCIS D. JOHN
                             KEY ENERGY GROUP, INC.
                       TWO TOWER CENTER, TWENTIETH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                                 (732) 247-4822

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With copies to:
         JACK D. LOFTIS                                   SAMUEL N. ALLEN
     KEY ENERGY GROUP, INC.                           PORTER & HEDGES, L.L.P.
TWO TOWER CENTER, TWENTIETH FLOOR                    700 LOUISIANA, SUITE 3500
EAST BRUNSWICK, NEW JERSEY 08816                       HOUSTON, TEXAS 77002
                                                           (713) 226-0600








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          Key Energy Group, Inc., a Maryland corporation (the "Company"), registered the issuance of up to 1,400,000 shares of its common stock, par value $.10 per share (the "Common Stock"), on Registration Statement on Form S-8 No. 333-38247 ("Registration Statement") pursuant to the Key Energy Group, Inc. 1995 Stock Option Plan and the Key Energy Group, Inc. Outside Directors Stock Option Plan (collectively, the "Prior Plans"). A total of 189,332 shares were sold upon exercise of options granted under the Prior Plans. The Company recently adopted the Key Energy Group, Inc. 1997 Incentive Plan (the "Incentive Plan"), an amendment and restatement of the Prior Plans, under which the Company may grant incentive awards covering an aggregate of the greater of (a) 3,000,000 shares of the Company's Common Stock and (b) 10% of the number of shares of Common Stock issued and outstanding on the last day of each calendar quarter. On February 23, 1998, the Company filed a Registration Statement on Form S-8
No. 333-46733 (the "New Registration Statement") registering the issuance of up to 3,000,000 pursuant to the Incentive Plan. All outstanding options previously granted under the Prior Plans will be assumed and continued, without modification, under the 1997 Incentive Plan.
          Pursuant to the undertaking given by the Company in the Registration Statement in accordance with Item 512(a)(3) of Regulation S-K, the Company hereby removes the remaining 1,210,668 shares from registration, which represents the number of shares registered less the number sold upon exercise of options. The shares which are hereby removed from registration have been and continue to be registered on the New Registration Statement.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Brunswick, State of New Jersey,
 on February 26, 1998.


                                       KEY ENERGY GROUP, INC.



                                       By: /s/ Francis D. John
                                          --------------------------------------
                                           Francis D. John,
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.


          SIGNATURE                                TITLE                               DATE

                                        Director, Chairman of the Board,
                                         President and Chief Executive             February 26, 1998
                                                    Officer
/s/ Francis D. John                      (Principal Executive Officer)
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Francis D. John

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
                                          Executive Vice President
                                        and Chief Financial Officer
                                          (Principal Financial and               February 26, 1998
/s/ Stephen E. McGregor*                    Accounting Officer)
-------------------------------
Stephen E. McGregor

                                                  Director                       February 26, 1998
/s/ William D. Manly*
-------------------------------
William D. Manly


/s/ Morton Wolkowitz*                             Director                       February 26, 1998
-------------------------------
Morton Wolkowitz


/s/ David J. Breazzano*                           Director                       February 26, 1998
-------------------------------
David J. Breazzano


                                                  Director                       February 26, 1998
/s/ Kevin P. Collins*
-------------------------------
Kevin P. Collins



/s/ W. Phillip Marcum*                            Director                       February 26, 1998
-------------------------------
W. Phillip Marcum




                                             */s/ Francis D. John
                                              ---------------------------------
                                              Francis D. John
                                              (as Attorney-in-Fact)